UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Item 8.01	Other Events.

Uber Completes Acquisition of Careem

In March 2019, Uber Technologies, Inc. (the “Company”) announced that it had reached an agreement to acquire Careem’s mobility, delivery, and payments businesses across the greater Middle East region, ranging from Morocco to Pakistan, with major markets including Egypt, Jordan, Pakistan, Saudi Arabia, and the United Arab Emirates.

On January 2, 2020, the Company completed the previously announced acquisition following the approval of the transaction in Egypt, Jordan, Saudi Arabia, and the United Arab Emirates, which represent substantially all of the major markets where regulatory approval was required. The Company will continue to seek regulatory approval in Pakistan, Qatar, and Morocco in the coming months and has delayed acquisition of the Careem businesses in those countries pending receipt of regulatory approvals. Careem and the Company will operate their respective regional services and independent brands.

As previously disclosed, the maximum aggregate purchase price is approximately $3.1 billion, consisting of up to approximately $1.7 billion of non-interest bearing unsecured convertible notes and approximately $1.4 billion in cash, subject to certain adjustments and holdbacks equal to 25% of the aggregate purchase price. Accordingly, at the closing, the Company paid 75% of the maximum aggregate purchase price (including the full cash portion of the purchase price) as consideration for the acquisition. The entire outstanding balance of the unsecured convertible notes, including any notes issued upon release of the holdbacks, is, or will be, upon issuance, due and payable 90 days after issuance. Each holder of an unsecured convertible note may elect to convert the outstanding principal balance to Common Stock at a conversion price of $55 per share of the Company at any time prior to maturity.

Department of Justice’s Fraud Section Declines to Pursue FCPA Charges

The Fraud Section of the U.S. Department of Justice’s Criminal Division (the “Fraud Section”) recently informed the Company that the Fraud Section has closed its inquiry and will not be pursuing enforcement action against the Company in relation to a previously disclosed Fraud Section investigation of possible violations of the Foreign Corrupt Practices Act in countries in which the Company operates or has operated, including Indonesia, Malaysia, China, and India.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: January 6, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer